FORM 8-A

                                 Amendment No. 1


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                              Delcath Systems Inc.
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             (Exact name of registrant as specified in its charter)


                Delaware                                      06-1245881
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(State of incorporation or organization)                   (I.R.S. Employer
                                                         Identification No.)

    1100 Summer Street, Stamford, CT                            06905
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(Address of principal executive office)                       (Zip Code)



Securities to be registered pursuant to Section 12(b) of the Act:

       Title of each class                        Name of each exchange which
       to be so registered                      each class is to be registered
-----------------------------------------    -----------------------------------

Units, each consisting of one share of                Boston Stock Exchange
 Common Stock and one redeemable Warrant



Common stock, par value $.01 per share                Boston Stock Exchange



Redeemable Warrants                                   Boston Stock Exchange



Securities to be registered pursuant to Section 12(g) of the Act:


 Units, each consisting of one share of Common Stock and one redeemable Warrant
                     Common stock, par value $.01 per share
--------------------------------------------------------------------------------
                               Redeemable Warrants

                                (Title of Class)

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Item 1. Description of Registrant's Securities to be Registered.

         The description of securities required by this Item is contained in the Registration Statement of the Registrant on Form SB-2, File No. 333-39470, as amended, (the "Registration Statement"), filed with the Commission on June 16, 2000, and is incorporated herein by reference to such filing. See "Description of Securities."

Item 2. Exhibits

         The following exhibits required to be filed by this item are either filed herewith, or, pursuant to Rule 12b-32 of the Act, incorporated herein by reference to the exhibits filed by the registrant with the Registration
Statement:


         (a) Specimen copies of the Common Stock Certificate and Warrant Certificate (Exhibits 4.1 and 4.4 to the Registration Statement)


         (b) Copies of all constituent instruments defining the rights of the holders of the Common Stock:

                  (i) Form of Certificate of Incorporation (Exhibit 3.1 to the Registration Statement);

                  (ii)     By-Laws (Exhibit 3.2 to the Registration Statement);


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Dated: October 17, 2000


                           Delcath Systems Inc.


                           By:  /s/ M.S. Koly
                                ------------------------------------------------
                                M.S. Koly
                                Chief Executive Officer, President and Treasurer